UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2009

KINDER MORGAN ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-11234	76-0380342
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Dallas Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Kinder Morgan Energy Partners, L.P. (the “Partnership”) has priced an underwritten public offering (the “Offering”) of 4,500,000 common units representing limited partner interests pursuant to an effective registration statement.  The Partnership has granted the underwriters a 30-day option to purchase a maximum of 675,000 additional common units to cover over-allotments, if any.  The public offering price is $57.15 per common unit.

Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers of the Offering.  Deutsche Bank Securities Inc., Morgan Keegan & Company, Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC are acting as co-managers of the Offering.

When available, copies of the prospectus supplement and accompanying base prospectus related to the Offering may be obtained from the following persons at the addresses set forth below:

Barclays Capital Inc.

c/o Broadridge, Integrated Distribution Services

1155 Long Island Avenue

Edgewood, New York 11717

Telephone: 1-888-603-5847

Email: barclaysprospectus@broadridge.com

Citigroup Global Markets Inc.

Brooklyn Army Terminal

140 58th Street, 8th Floor

Brooklyn, New York 11220

Telephone: 1-800-831-9146

batprospectusdept@citi.com

Goldman, Sachs & Co.

Attn: Prospectus Department

85 Broad Street

New York, NY 10004

Telephone: 1-866-471-2526

Email: prospectus-ny@ny.email.gs.com

J.P. Morgan Securities Inc.

via Broadridge Financial Solutions

1155 Long Island Ave

Edgewood, New York 11717

Telephone: 1-866-803-9204

Wells Fargo Securities, LLC

Attention: Equity Syndicate Department

375 Park Avenue

New York, NY 10152

Telephone: 1 800-326-5897

Email: equity.syndicate@wachovia.com

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

	By:	KINDER MORGAN G.P., INC.,
its general partner

		By:	KINDER MORGAN MANAGEMENT, LLC,
its delegate

Dated: December 1, 2009			By:	/s/ Kimberly Dang
Kimberly Dang
Vice President and Chief Financial Officer